Exhibit (b)(3)

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of December 11, 2013, by and among NT ALPHA STRATEGIES FUND, a Delaware statutory trust (“Strategies Fund”), NT EQUITY LONG/SHORT STRATEGIES FUND, a Delaware statutory trust (“Long/Short Fund”; Strategies Fund and Long/Short Fund shall be referred to herein as the “Borrowers” and individually as a “Borrower”) and Bank of Montreal, Chicago Branch (the “Lender”).

PRELIMINARY STATEMENTS

A. The Borrowers and the Lender are parties to that certain Credit Agreement dated as of February 29, 2012, as amended (the Credit Agreement, as in effect on the date hereof, being referred to herein as the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. The Borrowers have requested that the Lender make certain amendments to the Credit Agreement, and the Lender is willing to do so under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.   AMENDMENT.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the last sentence appearing in Section 1.3 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

“Subject to the provisions of Section 6 hereof, the proceeds of each Loan shall be made available to the Borrower requesting such Loan by wire transfer in U.S. Dollars in accordance with that certain Master Letter of Direction dated February 29, 2012 from such Borrower to the Lender (or in accordance with any other written direction from such Borrower executed by two Authorized Officers of such Borrower) on the date specified in the Notice of Borrowing if such Notice of Borrowing has been given no later than 11:00 a.m. (Chicago time), or if given after 11:00 a.m. (Chicago time), on the next Business Day.”

SECTION 2.   CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1. The Borrowers and the Lender shall have executed this Amendment.

2.2. Legal matters incident to the execution and delivery of this Amendment by the Borrowers and to the transactions contemplated hereby shall be satisfactory to the Lender and its counsel.

SECTION 3.   REPRESENTATIONS.

In order to induce the Lender to execute and deliver this Amendment, each Borrower hereby represents to the Lender as of the date hereof after giving effect to the Amendment that (a) the representations and warranties set forth in Section 5 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 5.3 shall be deemed to refer to the most recent financial statements of such Borrower delivered to the Lender) and (b) such Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 4.   MISCELLANEOUS.

4.1. Except as specifically amended herein and in the prior amendments, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, any Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.2. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be governed by the internal laws of the State of Illinois.

4.3. The Borrowers agree to pay on demand all costs and expenses of or incurred by the Lender in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Lender.

[SIGNATURE PAGES TO FOLLOW]

This Amendment is entered into as of the date and year first above written.

NT Alpha Strategies Fund

By:	/s/ Robert D. Dicarlo
Name: Robert D. Dicarlo
Its: President

NT Equity Long/Short Strategies Fund

By:	/s/ Robert D. Dicarlo
Name: Robert D. Dicarlo
Its: President

[Signature Page to Second Amendment Credit Agreement (Strategies Fund & Long/Short Fund)]

Accepted and agreed to.

Bank of Montreal, Chicago Branch, as Lender

By:	/s/ Nicholas Buckingham
Name: Nicholas Buckingham
Its: Vice President

[Signature Page to Second Amendment Credit Agreement (Strategies Fund & Long/Short Fund)]